EXHIBIT 99.1

For Immediate Release

FOR:	QUIXOTE CORPORATION
CONTACT:	Daniel P. Gorey	Investor Relations:
	Chief Financial Officer	Eric Boyriven/Alexandra Tramont
	Joan R. Riley	FD
	Director of Investor Relations	(212) 850-5600
(312) 467-6755

QUIXOTE CORPORATION ANNOUNCES THE SALE OF
THE INFORM SEGMENT TO VAISALA, INC.

          CHICAGO, IL, December 21, 2009 – Quixote Corporation (Nasdaq: QUIX, “Quixote”) today announced that it has sold the stock of the companies comprising its Inform segment to Vaisala, Inc., a subsidiary of Vaisala Oyj, a global leader in environmental and industrial measurement systems, in an all cash transaction valued at $20 million. The Inform segment recorded revenue of $22.6 million, or 24% of total revenue, in fiscal 2009.

          The Inform segment produces and sells electronic wireless measuring and sensing devices, road weather information systems, and computerized highway advisory radio transmitting systems. The segment is known as Quixote Transportation Technologies, Inc., and includes the subsidiaries Surface Systems, Inc., Nu-Metrics, Inc., and Highway Information Systems, Inc. The FreezeFree® bridge anti-icing product line will remain with Quixote and will be sold through its Quixote Transportation Safety, Inc. subsidiary.

          Bruce Reimer, Chief Executive Officer and President of Quixote Corporation, commented, “We are very pleased to have completed this transaction which significantly strengthens our balance sheet and enables us to focus on our strong crash cushion and delineator product lines within the Protect and Direct segment. We are now able to allocate more resources toward important new market opportunities and innovative product extensions to further enhance our leadership positions both domestically and internationally.”

          Mr. Reimer continued, “The divestiture of the Inform segment is a critical element of our strategy to meet our obligations under the $40 million in convertible debentures, which are effectively due February 15, 2010, and puts us in a better-position to obtain the remaining financing necessary to meet those obligations.”

QUIXOTE CORPORATION ANNOUNCES THE SALE OF THE INFORM SEGMENT TO VAISALA, INC.	Page: 2

          Results from the Inform segment will be reclassified as discontinued operations in Quixote’s fiscal 2010 financial statements. The Company expects to record a gain on the transaction in the fiscal 2010 second quarter.

          Quixote Corporation, (www.quixotecorp.com), through its wholly-owned subsidiary, Quixote Transportation Safety, Inc., is the world’s leading manufacturer of energy-absorbing highway crash cushions, truck-mounted attenuators, bridge anti-icing systems, flexible post delineators and other transportation safety products.

          Vaisala, (www.vaisala.com), is a global leader in environmental and industrial measurement which provides a comprehensive range of innovative observation and measurement products and services for meteorology, weather critical operations and controlled environments. Headquartered in Finland, Vaisala is listed on the Nordic Stock Exchange, Helsinki.

          This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not historical facts. Actual results may differ materially from those expressed or implied by the forward-looking statements contained in this release. Forward-looking statements are subject to numerous risks, uncertainties and assumptions about us and our business. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks and uncertainties discussed in our Form 10-Q Report for the quarter ended September 30, 2009, under the caption “Forward-Looking Statements” in Management’s Discussion and Analysis of Financial Condition and Results of Operations and the caption “Risk Factors” at Item 1A of Part II, which discussion is incorporated herein by reference. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

# # #